UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2012

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The third paragraph of Item 2.06 in this current report on Form 8-K is incorporated by reference in this Item 2.02.

Item 2.06 Material Impairments.

On January 6, 2012, Piper Jaffray Companies (the "Company") determined that a non-recurring, non-cash charge of $120.3 million for the impairment of goodwill related to its capital markets business will be recorded in the fourth quarter ending December 31, 2011. This amount represents 100 percent of the goodwill related to the capital markets segment on the Company’s balance sheet. The goodwill impairment will have no effect on the Company’s cash position or on the regulatory capital position of its broker-dealer subsidiary, Piper Jaffray & Co. The substantial majority of goodwill subject to impairment is attributable to the 1998 acquisition of the Company’s predecessor by U.S. Bancorp. The goodwill from the 1998 acquisition was retained by the Company after its spin-off from U.S. Bancorp on December 31, 2003. The Company follows the provisions of FASB Accounting Standards Codification Topic 350, "Intangibles – Goodwill and Other," and performs annual impairment testing of goodwill. Over the past year, the Company’s common stock, like others’ in the industry, has traded at historically low levels relative to book value. These depressed valuations have placed significant pressure on goodwill impairment tests as market capitalization is a key determinant of possible goodwill impairment. During its annual impairment testing for 2011, the Company determined that an impairment to its capital markets segment goodwill had occurred.

As part of its annual impairment testing, the Company also evaluated its other operating segment – asset management – to determine if an impairment existed. Following this testing, the Company determined there to be no goodwill or intangible impairment associated with its asset management segment, including any impairment of the goodwill relating to the acquisitions of Advisory Research, Inc. and Fiduciary Asset Management Inc. (FAMCO).

Excluding the goodwill impairment charge, the Company currently expects to report profitable operating results for the fourth quarter and the full year. The Company will release its 2011 fourth-quarter and full-year results on Wednesday, January 25, 2012.

This current report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts are forward-looking statements. These forward-looking statements include the expected results of the Company’s operations for 2011 and the fourth quarter thereof. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated, including the factors identified in the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as updated in the Company’s subsequent reports filed with the SEC (available at the Company’s Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov). Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update them in light of new information or future events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

January 10, 2012	By:	/s/ Debbra L. Schoneman

Name: Debbra L. Schoneman
Title: Chief Financial Officer